UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As reported in a press release issued July 28, 2005, the Board of Directors of Pacific Mercantile Bancorp has approved a share repurchase program that authorizes purchases by the Company of up to two percent (2%) of its outstanding common shares, which is approximately 200,000 shares in total. Purchases will be made in open market or in private transactions, in accordance with applicable Securities and Exchange Commission rules, when opportunities become available to do so at attractive prices. A copy of the Company’s press release is attached as Exhibit 99.1 to this Report.

As stated in the press release, the Company is under no obligation to repurchase shares under the share repurchase program. Additionally, the timing, actual number and value of shares that are repurchased by the Company under that program will depend on a number of factors, including the Company’s future financial performance and available cash resources, competing uses for its corporate funds, prevailing market prices of its common stock and the number of shares that become available for sale at prices that are believed to be attractive, as well as regulatory requirements applicable to the Company.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is being furnished pursuant to Item 8.01 above.

Exhibit No.	Description
99.1	Press Release issued July 28, 2005, announcing the adoption of a share repurchase program authorizing purchases by the Company of up to 2% of its outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: July 29, 2005	By:	/S/ NANCY GRAY
Nancy Gray, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued July 28, 2005, announcing the adoption of a share repurchase program authorizing purchases by the Company of up to 2% of its outstanding shares of common stock.

E-1